Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 21, 2020	Kim Ancin
908.559.3227
kimberly.ancin@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon reports strong Q3 financial results,
increases guidance
Company's strength and resilience deliver increased cash flow, wireless service revenue growth, and the most Fios Internet net adds since 4Q 2014

3Q 2020 highlights
Consolidated:
•$1.05 in earnings per share (EPS), compared with $1.25 in 3Q 2019; adjusted EPS (non-GAAP), excluding a special item, of $1.25, compared with $1.25 in 3Q 2019.
•Operating revenue decline of 4.1 percent from third-quarter 2019.
•Year-to-date cash flow from operations of $32.5 billion, an increase of $5.7 billion year over year.

Consumer:
•Total revenue of $21.7 billion, a decrease of 4.3 percent year over year.
•136,000 retail postpaid net additions, including 142,000 phone net additions and 258,000 postpaid smartphone net additions.
•Total retail postpaid churn of 0.80 percent, and retail postpaid phone churn of 0.63 percent.
•139,000 Fios Internet net additions, an increase from 30,000 Fios Internet net additions in third-quarter 2019, and 144,000 Fios Internet net additions across Consumer and Business, the most since fourth-quarter 2014.

Business:
•Total revenue of $7.7 billion, a decrease of 1.7 percent year over year.
•417,000 retail postpaid net additions, including 141,000 phone net additions.
•Total retail postpaid churn of 1.19 percent, and retail postpaid phone churn of 0.96 percent.

Total Wireless:
•Total wireless service revenue of $16.4 billion, a 0.3 percent increase year over year.
•553,000 retail postpaid net additions, including 283,000 phone net additions and 428,000 postpaid smartphone net additions.
•Total retail postpaid churn of 0.89 percent, and retail postpaid phone churn of 0.69 percent.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported strong third-quarter results today and revised earnings guidance upward for the year. The company's performance was highlighted by increases in wireless service revenue and total Fios Internet net additions.
“We continue to demonstrate our strength and resilience by delivering very strong third quarter financial results,” said Verizon Chairman and CEO Hans Vestberg. “We are energized by the transformational technology that our 5G Ultra Wideband and 5G nationwide bring. Our purpose-driven culture paired with our network leadership will shape the future, for the better."
For third-quarter 2020, Verizon reported EPS of $1.05, compared with $1.25 in third-quarter 2019. On an adjusted basis (non-GAAP), third-quarter 2020 EPS, excluding a special item, was $1.25, compared with adjusted EPS of $1.25 in third-quarter 2019. The company estimates that third-quarter 2020 EPS and adjusted EPS included approximately negative 5 cents of COVID-19-related net impacts. Third-quarter 2020 EPS included a net pre-tax charge of about $1.1 billion related to a mark-to-market adjustment for pension liabilities.
In third-quarter 2020, Verizon's results also included the continued effects of a reduction in benefits from the adoption of a revenue recognition standard, primarily due to the deferral of commission expense. The net impact was 2 cents in third-quarter 2020 and 7 cents year to date.

Consolidated results
•Total consolidated operating revenues in third-quarter 2020 were $31.5 billion, down 4.1 percent from third-quarter 2019. This decline was due to lower customer activity and the timing of certain device launches.
•Year-to-date cash flow from operations totaled $32.5 billion, an increase of $5.7 billion year over year. This growth was a result of the continued performance and strength of the business, a non-recurring tax item in second-quarter 2020, improvements in working capital primarily due to lower volumes, and payments related to the Voluntary Separation Plan in full-year 2019 that did not repeat this year.
•Year-to-date capital expenditures were $14.2 billion. Capital expenditures continue to support the growth in traffic on the company's 4G LTE network, the launch and continued build-out of the

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company's 5G Ultra Wideband and nationwide networks, the upgrade to its Intelligent Edge Network architecture, and the deployment of significant fiber in more than 60 markets.
•In 2018, Verizon announced a goal to achieve $10 billion in cumulative cash savings by the end of 2021. This initiative has yielded $8.3 billion of cumulative cash savings since the program began and is on track to achieve its target. The company expects to continue its focus on operational efficiencies after the current target is achieved to identify additional long-term transformation initiatives and deliver the related cost savings.
•The company ended third-quarter 2020 with free cash flow (non-GAAP) of $18.3 billion, an increase of $3.9 billion year over year, and $9.0 billion of cash on hand.
•Verizon's unsecured debt balance increased year over year by $4.7 billion to $105.5 billion in third-quarter 2020, and the company’s net unsecured debt (non-GAAP) decreased by $1.3 billion year over year to $96.5 billion. Verizon's net income in third-quarter 2020 was $4.5 billion, and its adjusted EBITDA (non-GAAP) was $11.9 billion. Verizon's net unsecured debt to adjusted EBITDA ratio (non-GAAP) was 2.1 times versus its targeted range of 1.75 to 2.0 times. The company remains focused on achieving its net unsecured debt to EBITDA target while maintaining a strong financial position to give it flexibility to invest in the business.
Consumer results
•Total Verizon Consumer revenues were $21.7 billion, a decrease of 4.3 percent year over year, primarily driven by a significant decrease in wireless equipment revenue due to reduced customer activity.
•Throughout third-quarter 2020, Verizon gradually reopened all of its company-operated retail stores, implementing practices to reinforce social distancing such as touch-less retail, appointment scheduling, and curbside pickup. In third-quarter 2020, Consumer reported 136,000 wireless retail postpaid net additions. This consisted of 142,000 phone net additions and 113,000 tablet net losses, offset by 107,000 other connected device net additions. Postpaid smartphone net additions were 258,000.
•Consumer wireless service revenues were $13.4 billion in third-quarter 2020, a 0.7 percent decrease year over year.
•Total retail postpaid churn was 0.80 percent in third-quarter 2020, and retail postpaid phone churn was 0.63 percent.
•Consumer reported 139,000 Fios Internet net additions in third-quarter 2020, an increase from 30,000 Fios Internet net additions in third-quarter 2019. Consumer and Business reported 144,000 total Fios Internet net additions, the most Fios Internet net additions since fourth-quarter 2014. Consumer reported 61,000 Fios Video net losses in third-quarter 2020, reflecting the ongoing shift from traditional linear video to over-the-top offerings.
•In third-quarter 2020, segment operating income was $7.4 billion, a decrease of 0.7 percent year over year, and segment operating income margin was 34.2 percent, an increase from 33.0 percent in third-quarter 2019. Segment EBITDA (non-GAAP) totaled $10.3 billion in third-quarter 2020, flat year over year. Segment EBITDA margin (non-GAAP) was 47.4 percent in third-quarter 2020, up from 45.3 percent in third-quarter 2019, and included approximately 60 basis points of headwind from the deferral of commission expense.

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Business results
•Total Verizon Business revenues were $7.7 billion, down 1.7 percent year over year. The Business segment continues to be resilient through a challenging environment as the company provides critical solutions to customers across state and local government agencies and education providers.
•Business reported 417,000 wireless retail postpaid net additions in third-quarter 2020. This consisted of 141,000 phone net additions, 86,000 tablet net additions, and 190,000 other connected device additions.
•Business wireless service revenues were $3.0 billion in third-quarter 2020, a 4.9 percent increase year over year, primarily driven by Public Sector and Small and Medium Business.
•Total retail postpaid churn was 1.19 percent in third-quarter 2020, and retail postpaid phone churn was 0.96 percent.
•In third-quarter 2020, segment operating income was $923 million, a decrease of 5.5 percent year over year, and segment operating income margin was 11.9 percent, compared with 12.4 percent in third-quarter 2019. Segment EBITDA (non-GAAP) totaled $2.0 billion in third-quarter 2020, a decrease of 1.9 percent year over year. Segment EBITDA margin (non-GAAP) was 25.2 percent, which was flat year over year.
Media results
•Total Verizon Media revenues were $1.7 billion, down 7.4 percent year over year, but an increase of 21.2 percent from second-quarter 2020. Year over year revenue trends improved each month during third-quarter 2020. Trends resulting from the COVID-19 pandemic continued to impact both search and advertising in the quarter, though Media continues to drive increased customer engagement on its owned and operated properties.
Outlook and guidance
Based on three quarters of resilient earnings and projected trends into fourth-quarter 2020, Verizon is updating financial guidance for full-year 2020:
•The company now expects adjusted EPS growth (non-GAAP) of 0 to 2 percent, an update from prior guidance for 2020 adjusted EPS growth (non-GAAP) of -2 to 2 percent. This update includes the previously discussed accounting headwinds, impacts from COVID-19, and new device launches in fourth-quarter 2020.
•The company now expects total wireless service revenue growth of at least 2 percent in fourth-quarter 2020 compared to last year.
Verizon expects the following results for full-year 2020:
•Capital spending to now be at the higher end of the guided range of $17.5 billion to $18.5 billion.
•Adjusted effective income tax rate (non-GAAP) in the range of 23 percent to 25 percent.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

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Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is celebrating its 20th year as one of the world’s leading providers of technology, communications, information and entertainment products and services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $131.9 billion in 2019. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial or reputational impact; the impact of the global outbreak of COVID-19 on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of the COVID-19 outbreak; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our business; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19	% Change	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	% Change

Operating Revenues
Service revenues and other	$27,431	$27,753	(1.2)	$81,604	$82,301	(0.8)
Wireless equipment revenues	4,112	5,141	(20.0)	11,996	14,792	(18.9)
Total Operating Revenues	31,543	32,894	(4.1)	93,600	97,093	(3.6)

Operating Expenses
Cost of services	7,955	7,902	0.7	23,348	23,396	(0.2)
Cost of wireless equipment	4,379	5,482	(20.1)	13,031	15,699	(17.0)
Selling, general and administrative expense	7,339	7,216	1.7	23,080	21,682	6.4
Depreciation and amortization expense	4,192	4,114	1.9	12,523	12,577	(0.4)
Total Operating Expenses	23,865	24,714	(3.4)	71,982	73,354	(1.9)

Operating Income	7,678	8,180	(6.1)	21,618	23,739	(8.9)
Equity in losses of unconsolidated businesses	(9)	(1)	*	(34)	(20)	70.0
Other expense, net	(774)	(110)	*	(703)	(1,127)	(37.6)
Interest expense	(1,044)	(1,146)	(8.9)	(3,167)	(3,571)	(11.3)
Income Before Provision For Income Taxes	5,851	6,923	(15.5)	17,714	19,021	(6.9)
Provision for income taxes	(1,347)	(1,586)	(15.1)	(4,084)	(4,450)	(8.2)
Net Income	$4,504	$5,337	(15.6)	$13,630	$14,571	(6.5)

Net income attributable to noncontrolling interests	$147	$143	2.8	$417	$401	4.0
Net income attributable to Verizon	4,357	5,194	(16.1)	13,213	14,170	(6.8)
Net Income	$4,504	$5,337	(15.6)	$13,630	$14,571	(6.5)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.05	$1.26	(16.7)	$3.19	$3.42	(6.7)
Weighted-average shares outstanding (in millions)	4,140	4,138		4,139	4,138

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.05	$1.25	(16.0)	$3.19	$3.42	(6.7)
Weighted-average shares outstanding (in millions)	4,142	4,140		4,141	4,140
Footnotes:

(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	9/30/20	12/31/19	$ Change

Assets
Current assets
Cash and cash equivalents	$8,983	$2,594	$6,389
Accounts receivable	23,846	26,162	(2,316)
Less Allowance for credit losses	1,229	—	1,229
Less Allowance for doubtful accounts	—	733	(733)
Accounts receivable, net	22,617	25,429	(2,812)
Inventories	1,457	1,422	35
Prepaid expenses and other	5,515	8,028	(2,513)
Total current assets	38,572	37,473	1,099

Property, plant and equipment	276,210	265,734	10,476
Less Accumulated depreciation	183,028	173,819	9,209
Property, plant and equipment, net	93,182	91,915	1,267
Investments in unconsolidated businesses	535	558	(23)
Wireless licenses	95,958	95,059	899
Goodwill	24,799	24,389	410
Other intangible assets, net	9,599	9,498	101
Operating lease right-of-use assets	22,680	22,694	(14)
Other assets	11,669	10,141	1,528
Total assets	$296,994	$291,727	$5,267

Liabilities and Equity
Current liabilities
Debt maturing within one year	$5,770	$10,777	$(5,007)
Accounts payable and accrued liabilities	17,391	21,806	(4,415)
Current operating lease liabilities	3,494	3,261	233
Other current liabilities	9,530	9,024	506
Total current liabilities	36,185	44,868	(8,683)

Long-term debt	109,790	100,712	9,078
Employee benefit obligations	18,756	17,952	804
Deferred income taxes	34,567	34,703	(136)
Non-current operating lease liabilities	18,155	18,393	(238)
Other liabilities	13,011	12,264	747
Total long-term liabilities	194,279	184,024	10,255

Equity
Common stock	429	429	—
Additional paid in capital	13,404	13,419	(15)
Retained earnings	58,473	53,147	5,326
Accumulated other comprehensive income (loss)	(812)	998	(1,810)
Common stock in treasury, at cost	(6,721)	(6,820)	99
Deferred compensation – employee stock ownership plans and other	296	222	74
Noncontrolling interests	1,461	1,440	21
Total equity	66,530	62,835	3,695
Total liabilities and equity	$296,994	$291,727	$5,267

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	9/30/20	12/31/19

Total debt	$115,560	$111,489
Net unsecured debt	$96,485	$96,526
Net unsecured debt / Consolidated Adjusted EBITDA(1)	2.1x	2.0x
Common shares outstanding end of period (in millions)	4,138	4,136
Total employees (‘000)	133.2	135.0
Quarterly cash dividends declared per common share	$0.6275	$0.6150
Footnotes:

(1)Consolidated adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	$ Change

Cash Flows from Operating Activities
Net Income	$13,630	$14,571	$(941)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,523	12,577	(54)
Employee retirement benefits	867	(105)	972
Deferred income taxes	530	1,070	(540)
Provision for credit losses	1,100	1,131	(31)
Equity in losses of unconsolidated businesses, net of dividends received	67	64	3
Net loss on sale of divested businesses	—	94	(94)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	1,345	(3,902)	5,247
Discretionary employee benefits contributions	—	(300)	300
Other, net	2,410	1,548	862
Net cash provided by operating activities	32,472	26,748	5,724

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(14,168)	(12,332)	(1,836)
Acquisitions of businesses, net of cash acquired	(507)	(29)	(478)
Acquisitions of wireless licenses	(1,987)	(299)	(1,688)
Proceeds from dispositions of businesses	—	27	(27)
Other, net	(1,807)	476	(2,283)
Net cash used in investing activities	(18,469)	(12,157)	(6,312)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	12,387	8,360	4,027
Proceeds from asset-backed long-term borrowings	4,439	3,982	457
Repayments of long-term borrowings and finance lease obligations	(8,853)	(12,486)	3,633
Repayments of asset-backed long-term borrowings	(6,726)	(5,273)	(1,453)
Dividends paid	(7,636)	(7,474)	(162)
Other, net	(1,348)	(1,410)	62
Net cash used in financing activities	(7,737)	(14,301)	6,564

Increase in cash, cash equivalents and restricted cash	6,266	290	5,976
Cash, cash equivalents and restricted cash, beginning of period	3,917	3,916	1
Cash, cash equivalents and restricted cash, end of period	$10,183	$4,206	$5,977

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19	% Change	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	% Change

Operating Revenues
Service	$16,255	$16,433	(1.1)	$48,496	$49,042	(1.1)
Wireless equipment	3,403	4,257	(20.1)	9,989	12,326	(19.0)
Other	2,078	2,016	3.1	6,129	5,481	11.8
Total Operating Revenues	21,736	22,706	(4.3)	64,614	66,849	(3.3)

Operating Expenses
Cost of services	3,971	4,035	(1.6)	11,786	11,761	0.2
Cost of wireless equipment	3,411	4,291	(20.5)	10,161	12,342	(17.7)
Selling, general and administrative expense	4,055	4,085	(0.7)	12,353	12,090	2.2
Depreciation and amortization expense	2,862	2,806	2.0	8,531	8,581	(0.6)
Total Operating Expenses	14,299	15,217	(6.0)	42,831	44,774	(4.3)

Operating Income	$7,437	$7,489	(0.7)	$21,783	$22,075	(1.3)
Operating Income Margin	34.2%	33.0%		33.7%	33.0%

Segment EBITDA	$10,299	$10,295	—	$30,314	$30,656	(1.1)
Segment EBITDA Margin	47.4%	45.3%		46.9%	45.9%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				9/30/20	9/30/19	% Change

Connections (‘000):
Wireless retail postpaid connections				90,026	89,739	0.3
Wireless retail prepaid connections				4,075	4,183	(2.6)
Total wireless retail connections				94,101	93,922	0.2

Fios video connections				3,926	4,203	(6.6)
Fios internet connections				6,110	5,867	4.1
Fios digital voice residence connections				3,384	3,672	(7.8)
Fios digital connections				13,420	13,742	(2.3)
Broadband connections				6,581	6,469	1.7
Voice connections				5,302	5,904	(10.2)

Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19	% Change	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,304	3,020	(23.7)	6,451	8,459	(23.7)

Net Additions Detail (‘000) :
Wireless retail postpaid (1)	136	193	(29.5)	(317)	118	*
Wireless retail prepaid (1)	77	(81)	*	5	(470)	*
Total wireless retail (1)	213	112	90.2	(312)	(352)	11.4

Wireless retail postpaid phones (1)	142	239	(40.6)	(68)	149	*

Fios video	(61)	(67)	9.0	(226)	(174)	(29.9)
Fios internet	139	30	*	208	106	96.2
Fios digital voice residence	(72)	(53)	(35.8)	(236)	(130)	(81.5)
Fios digital	6	(90)	*	(254)	(198)	(28.3)
Broadband (1)	113	(5)	*	131	9	*
Voice	(142)	(154)	7.8	(452)	(428)	(5.6)

Churn Rate:
Wireless retail postpaid	0.80%	1.05%		0.84%	1.03%
Wireless retail postpaid phones	0.63%	0.79%		0.64%	0.77%
Wireless retail	0.95%	1.27%		1.00%	1.27%

Revenue Statistics (in millions):
Wireless service revenue	$13,442	$13,533	(0.7)	$40,005	$40,346	(0.8)
Fios revenues	$2,773	$2,811	(1.4)	$8,326	$8,347	(0.3)

Verizon Communications Inc.

Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19	% Change	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (2)	$118.52	$118.89	(0.3)	$117.80	$118.16	(0.3)
Wireless retail postpaid upgrade rate	4.2%	4.9%
Wireless retail postpaid accounts (‘000) (3)				33,712	33,898	(0.5)
Wireless retail postpaid connections per account (3)				2.67	2.65	0.8
Total wireless internet postpaid base (3)				15.9%	16.1%
Footnotes:

(1) Connection net additions include certain adjustments.

(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(3) Statistics presented as of end of period.

Certain intersegment transactions with corporate entities have not been eliminated.

* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19	% Change	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	% Change

Operating Revenues
Small and Medium Business	$2,742	$2,899	(5.4)	$8,147	$8,392	(2.9)
Global Enterprise	2,595	2,714	(4.4)	7,815	8,078	(3.3)
Public Sector and Other	1,639	1,472	11.3	4,636	4,435	4.5
Wholesale	773	800	(3.4)	2,314	2,467	(6.2)
Total Operating Revenues	7,749	7,885	(1.7)	22,912	23,372	(2.0)

Operating Expenses
Cost of services	2,739	2,666	2.7	7,969	7,838	1.7
Cost of wireless equipment	968	1,190	(18.7)	2,870	3,356	(14.5)
Selling, general and administrative expense	2,092	2,042	2.4	6,195	5,984	3.5
Depreciation and amortization expense	1,027	1,010	1.7	3,055	3,098	(1.4)
Total Operating Expenses	6,826	6,908	(1.2)	20,089	20,276	(0.9)

Operating Income	$923	$977	(5.5)	$2,823	$3,096	(8.8)
Operating Income Margin	11.9%	12.4%		12.3%	13.2%

Segment EBITDA	$1,950	$1,987	(1.9)	$5,878	$6,194	(5.1)
Segment EBITDA Margin	25.2%	25.2%		25.7%	26.5%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				9/30/2020	9/30/2019	% Change

Connections (‘000):
Wireless retail postpaid connections				26,223	24,652	6.4

Fios video connections				74	77	(3.9)
Fios internet connections				332	322	3.1
Fios digital connections				406	399	1.8
Broadband connections				488	492	(0.8)
Voice connections				4,668	5,058	(7.7)

Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19	% Change	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,345	1,299	3.5	3,957	3,634	8.9

Net Additions Detail (‘000):
Wireless retail postpaid (1)	417	412	1.2	1,172	1,002	17.0
Wireless retail postpaid phones (1)	141	206	(31.6)	456	497	(8.2)

Fios video	(1)	1	*	(3)	3	*
Fios internet	5	6	(16.7)	6	16	(62.5)
Fios digital	4	7	(42.9)	3	19	(84.2)
Broadband (1)	(3)	(2)	(50.0)	(18)	(9)	*
Voice	(90)	(105)	14.3	(291)	(341)	14.7

Churn Rate:
Wireless retail postpaid	1.19%	1.21%		1.20%	1.22%
Wireless retail postpaid phones	0.96%	0.97%		0.96%	0.99%

Revenue Statistics (in millions):
Wireless service revenue	$2,990	$2,850	4.9	$8,732	$8,319	5.0
Fios revenues	$263	$243	8.2	$785	$725	8.3

Other Operating Statistics:
Wireless retail postpaid upgrade rate	3.3%	4.5%
Total wireless internet postpaid base (2)				34.3%	33.5%
Footnotes:
(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
Certain intersegment transactions with corporate entities have not been eliminated.
Prior year amounts revised to conform to current period presentation.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				9/30/20	9/30/19	% Change

Connections (‘000)
Retail postpaid				116,249	114,391	1.6
Retail prepaid				4,075	4,183	(2.6)
Total retail				120,324	118,574	1.5

Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19	% Change	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19	% Change

Net Additions Detail (‘000) (1)
Retail postpaid phone	283	445	(36.4)	388	646	(39.9)
Retail postpaid	553	605	(8.6)	855	1,120	(23.7)
Retail prepaid	77	(81)	*	5	(470)	*
Total retail	630	524	20.2	860	650	32.3

Account Statistics
Retail postpaid accounts (‘000) (2)				35,279	35,371	(0.3)
Retail postpaid connections per account (2)				3.30	3.23	2.2
Retail postpaid ARPA (3)	$139.24	$138.93	0.2	$138.01	$137.72	0.2

Churn Detail
Retail postpaid phone	0.69%	0.82%		0.70%	0.81%
Retail postpaid	0.89%	1.08%		0.92%	1.07%
Retail	1.01%	1.26%		1.05%	1.26%

Retail Postpaid Connection Statistics
Total internet postpaid base (2)				20.0%	19.8%
Upgrade rate	4.0%	4.8%

Revenue Statistics (in millions) (4)
Wireless service	$16,432	$16,383	0.3	$48,737	$48,665	0.1
Wireless equipment	4,112	5,141	(20.0)	11,996	14,792	(18.9)
Wireless other	2,096	2,018	3.9	6,214	5,422	14.6
Total Wireless	$22,640	$23,542	(3.8)	$66,947	$68,879	(2.8)
Footnotes:

(1) Connection net additions include certain adjustments.
(2) Statistics presented as of end of period.
(3) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Prior year amounts revised to conform to current period presentation.

* Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 6/30/20	3 Mos. Ended 3/31/20	3 Mos. Ended 12/31/19	3 Mos. Ended 9/30/19

Consolidated Net Income	$4,504	$4,839	$4,287	$5,217	$5,337
Add/(subtract):
Provision (benefit) for income taxes	1,347	1,348	1,389	(1,505)	1,586
Interest expense (1)	1,044	1,089	1,034	1,159	1,146
Depreciation and amortization expense	4,192	4,181	4,150	4,105	4,114
Consolidated EBITDA	$11,087	$11,457	$10,860	$8,976	$12,183

Add/(subtract):
Other (income) expense, net (2)	$774	$72	$(143)	$1,773	$110
Equity in losses (earnings) of unconsolidated businesses (3)	9	13	12	(5)	1
Impairment charges	—	—	—	186	—
Severance charges	—	—	—	204	—
Loss on spectrum license auction	—	—	1,195	—	—
Net gain from dispositions of assets and businesses	—	—	—	—	(261)
	783	85	1,064	2,158	(150)
Consolidated Adjusted EBITDA	$11,870	$11,542	$11,924	$11,134	$12,033
(1)    Includes Early debt redemption costs, where applicable.
(2)    Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.
(3)    Includes impairment charges, where applicable.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	9/30/20	9/30/19

Debt maturing within one year	$5,770	$7,830
Long-term debt	109,790	101,769
Total Debt	115,560	109,599
Less Secured debt	10,092	8,800
Unsecured Debt	105,468	100,799
Less Cash and cash equivalents	8,983	3,020
Net Unsecured Debt	$96,485	$97,779
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.1x
Net Unsecured Debt year over year change	$(1,294)

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)(1)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 9/30/20				3 Mos. Ended 9/30/19
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.05				$1.25
Net pension remeasurement charge	$1,092	$(279)	$813	0.20	$291	$(76)	$215	0.05
Net gain from dispositions of assets and businesses	—	—	—	—	(261)	37	(224)	(0.05)
	$1,092	$(279)	$813	$0.20	$30	$(39)	$(9)	$—
Adjusted EPS				$1.25				$1.25

(1)Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	9 Mos. Ended 9/30/20	9 Mos. Ended 9/30/19

Net Cash Provided by Operating Activities	$32,472	$26,748
Capital expenditures (including capitalized software)	(14,168)	(12,332)
Free Cash Flow	$18,304	$14,416
Year over year change	$3,888

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19

Operating Income	$7,437	$7,489
Add Depreciation and amortization expense	2,862	2,806
Segment EBITDA	$10,299	$10,295
Year over year change	—%

Total operating revenues	$21,736	$22,706
Operating Income Margin	34.2%	33.0%
Segment EBITDA Margin	47.4%	45.3%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/20	3 Mos. Ended 9/30/19

Operating Income	$923	$977
Add Depreciation and amortization expense	1,027	1,010
Segment EBITDA	$1,950	$1,987
Year over year change	(1.9)%

Total operating revenues	$7,749	$7,885
Operating Income Margin	11.9%	12.4%
Segment EBITDA Margin	25.2%	25.2%